Exhibit 10.9.2

Restricted Stock Award Number: 00003033 and 012251
Purchase ID Number: 1507

ENDOLOGIX, INC.

SECOND AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT

This Second Amendment to Restricted Stock Award Agreement (this “Amendment”) is made effective as of December 15, 2017 by and between Robert Mitchell (hereinafter referred to as “Purchaser”) and Endologix, Inc., a Delaware corporation (hereinafter referred to as the “Company”).
RECITALS
A.    The Company and Purchaser are parties to that certain Restricted Stock Award Agreement dated as of December 10, 2010, as amended November 24, 2012 (as amended, the “Agreement”), pursuant to which the Company granted to Purchaser an aggregate of three hundred fifty thousand (350,000) shares of Common Stock of the Company subject to performance-based vesting. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.
B.    The Company and Purchaser now desire to amend the Agreement as set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1.    Section 4(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
“4.    Vesting of Shares.
(a)    Subject to Section 4(b) below, the Shares acquired hereunder shall vest in full and become “Vested Shares” in accordance with the following schedule:
(i)    One Hundred Thousand (100,000) of the Shares (the “Nellix OUS Shares”) shall vest in full in a single installment upon the Company achieving the OUS Milestone (as such term is defined in the Merger Agreement) within twenty-four (24) months following CE Mark Approval (as such term is defined in the Merger Agreement). No additional Nellix OUS Shares shall vest after the date of termination of Purchaser’s Continuous Service.
(ii)    One Hundred Thousand (100,000) of the Shares (the “OUS Sales Shares”) shall vest in full in a single installment upon the Company achieving its first fiscal quarter in which the net amount billed or invoiced by the Company (gross sales net of discounts, returns and allowances) for sales of Company products to independent third parties, including without limitation customers, end-users, licensees, dealers or distributors of the Company, outside of the United States equaled or exceeded Ten Million Dollars ($10,000,000). No additional OUS Sales Shares shall vest after the date of termination of Purchaser’s Continuous Service.

Exhibit 10.9.2

(iii)    Thirty Seven Thousand Five Hundred (37,500) of the Shares (the “OUS Profit Shares”) shall vest in full in a single installment upon the Company achieving its first fiscal quarter of OUS Profit (the “OUS Profit Milestone”). The Company acknowledges and agrees that the OUS Profit Shares shall continue to vest if the Company achieves the OUS Profit Milestone following the date of termination of Purchaser’s Continuous Service, subject to Purchaser’s continued compliance with the restrictive covenants set forth in Section 7 of the Agreement for Independent Contractor Services between the Company and Purchaser dated as of the date hereof (the “Independent Contractor Agreement”). For purposes of this Agreement, “OUS Profit” means total non-U.S. revenue less total non-U.S. cost of goods sold less total non-U.S. operating expenses.
(iv)    Thirty Seven Thousand Five Hundred (37,500) of the Shares (the “PMA Milestone Shares”) shall vest in full in a single installment upon the Company achieving the PMA Milestone (as such term is defined in the Merger Agreement). The Company acknowledges and agrees that the PMA Milestone Shares shall continue to vest if the Company achieves the PMA Milestone following the date of termination of Purchaser’s Continuous Service, subject to Purchaser’s continued compliance with the restrictive covenants set forth in Section 7 of the Independent Contractor Agreement.
(v)    Thirty Seven Thousand Five Hundred (37,500) of the Shares (the “Sales Milestone Shares”) shall vest in full in a single installment upon the Company achieving its first fiscal quarter in which the net amount billed or invoiced by the Company (gross sales net of discounts, returns and allowances) for sales of Company products to independent third parties, including without limitation customers, end-users, licensees, dealers or distributors of the Company, equaled or exceeded Fifty Five Dollars ($55,000,000) (the “Sales Milestone”). The Company acknowledges and agrees that the Sales Milestone Shares shall continue to vest if the Company achieves the Sales Milestone following the date of termination of Purchaser’s Continuous Service, subject to Purchaser’s continued compliance with the restrictive covenants set forth in Section 7 of the Independent Contractor Agreement.
(vi)    Thirty Seven Thousand Five Hundred (37,500) of the Shares (the “Next Gen Milestone Shares”) shall vest in full in a single installment upon the Company achieving its first-in-man implant of the EVAS Next Gen System (the “Next Gen Milestone”). The Company acknowledges and agrees that the Next Gen Milestone Shares shall continue to vest if the Company achieves the Next Gen Milestone following the date of termination of Purchaser’s Continuous Service, subject to Purchaser’s continued compliance with the restrictive covenants set forth in Section 7 of the Independent Contractor Agreement.
2.    Except as specifically amended by this Amendment, the Agreement shall in all other respects remain unchanged and in full force and effect.
3.    This Amendment may be executed in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.
[Signature Page Follows]

Exhibit 10.9.2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.
COMPANY:

ENDOLOGIX, INC.,
a Delaware corporation

By:    /s/ John McDermott
Name:    John McDermott
Title:    CEO

PURCHASER:

/s/ Robert Mitchell
Robert Mitchell

Exhibit 10.9.2

CONSENT AND RATIFICATION OF SPOUSE
The undersigned, the spouse of Robert Mitchell, a party to the Restricted Stock Award Agreement (the “Agreement”), dated as of December 10, 2010 as amended November 24, 2012, hereby consents to the execution of the attached Second Amendment to Restricted Stock Award Agreement (the “Amendment”) by such party; and ratifies, approves, confirms and adopts the Agreement as amended by the Amendment, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement as amended by the Amendment, with respect to the Shares (as defined in the Agreement) made the subject of said Agreement as amended by the Amendment in which the undersigned has an interest, including any community property interest therein.
I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to the Agreement as amended by the Amendment but that I have declined to do so and I hereby expressly waive my right to such independent counsel.
Date:
(Signature)

(Print Name)

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